UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 3, 2016

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           Other Events.

On June 3, 2016, Affiliated Managers Group, Inc. (the “Company”) entered into (i) a Commitment Increase Agreement (the “Revolver Increase”) with Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and certain lenders party thereto, increasing the commitments under the Company’s Revolving Credit Agreement (as defined below) from $1.3 billion to $1.45 billion, effective June 8, 2016, and (ii) a Commitment Increase and Joinder Agreement (the “Term Increase”), with Bank of America, N.A., as administrative agent, and certain lenders party thereto, increasing the borrowings under the Company’s Term Credit Agreement (as defined below) from $350 million to $385 million, effective June 8, 2016.  Subject to certain conditions set forth in, respectively, the Revolving Credit Agreement and the Term Credit Agreement, the Company may further increase the commitments under the Revolving Credit Agreement by up to $350 million and borrow up to an additional $65 million under the Term Credit Agreement.

The Revolver Increase and the Term Increase amend, respectively, the Company’s Credit Agreement, dated as of September 22, 2015, among the Company, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and the several banks and other financial institutions from time to time party thereto as lenders (the “Revolving Credit Agreement”) and the Company’s Term Credit Agreement, dated as of September 22, 2015, among the Company, Bank of America, N.A., as administrative agent, and the several banks and other financial institutions from time to time party thereto as lenders (the “Term Credit Agreement”) and are attached as Exhibit 10.1 and Exhibit 10.2 hereto.

On June 6, 2016, the Company filed a prospectus supplement, pursuant to which the Company may issue and sell shares of its common stock having an aggregate sales price of up to $500,000,000 in amounts and at times to be determined by the Company (the “Equity Distribution Program”). In connection with the Equity Distribution Program, the Company has entered into equity distribution agreements and initial forward sale agreements with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc. and affiliates thereof. The Equity Distribution Program replaced the Company’s previous $400,000,000 forward equity program, under which the Company had a remaining $250,000,000 of common stock available for sale which will not be issued or sold. The forms of equity distribution agreement and initial forward sale agreement are attached, respectively, as Exhibit 10.3 and Exhibit 10.4 hereto.  In addition, Ropes & Gray LLP issued an opinion regarding the validity of shares to be issued pursuant to the equity distribution agreements and any forward sale agreements, which is attached as Exhibit 5.1 hereto.

ITEM 9.01           Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description

5.1

Opinion of Ropes & Gray LLP as to the validity of the shares to be issued pursuant to each of the Equity Distribution Agreements and the Confirmation Letter Agreements, as applicable, each dated June 6, 2016, and any subsequent related Confirmation Letter Agreements.

10.1

Commitment Increase Agreement, dated as of June 3, 2016, among Affiliated Managers Group, Inc., Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and certain lenders party thereto.

10.2	Commitment Increase and Joinder Agreement, dated as of June 3, 2016, among Affiliated Managers Group, Inc., Bank of America, N.A., as administrative agent, and certain lenders party thereto.

10.3	Form of Equity Distribution Agreement, dated as of June 6, 2016.

10.4	Form of Confirmation Letter Agreement, dated as of June 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: June 6, 2016	By:	/s/ David M. Billings
		Name:	David M. Billings
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1

Opinion of Ropes & Gray LLP as to the validity of the shares to be issued pursuant to each of the Equity Distribution Agreements and the Confirmation Letter Agreements, as applicable, each dated June 6, 2016, and any subsequent related Confirmation Letter Agreements.

10.1

Commitment Increase Agreement, dated as of June 3, 2016, among Affiliated Managers Group, Inc., Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and certain lenders party thereto.

10.2	Commitment Increase and Joinder Agreement, dated as of June 3, 2016, among Affiliated Managers Group, Inc., Bank of America, N.A., as administrative agent, and certain lenders party thereto.

10.3	Form of Equity Distribution Agreement, dated as of June 6, 2016.

10.4	Form of Confirmation Letter Agreement, dated as of June 6, 2016.